Exhibit 10.1

AMENDMENT NO. 2

TO THE

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

This Amendment No. 2 to the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “Plan”) is made on behalf of Quanta Services, Inc., the sponsor of the Plan, on May 26, 2016.

1. Section 5 of the Plan is hereby amended to add a new subsection (f) thereto to read as follows:

“(f) The aggregate value of Awards granted under the Plan, as determined on the Date of Grant, and any cash compensation granted under the Plan or otherwise during any calendar year to any individual Eligible Director shall not exceed $400,000; provided, however, that such limit shall be 200% of the foregoing amount for (i) an Eligible Director serving as Chairman of the Board or Lead Director of the Board or (ii) an Eligible Director serving in his or her first calendar year on the Board.”

2. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

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As approved by the Board of Directors of Quanta Services, Inc. on March 31, 2016

As approved by the stockholders of Quanta Services, Inc. on May 26, 2016